EXHIBIT 99
                                        For more information call:
                                        Rick Van Warner
                                        407-628-3104
                                        Warren Nelson
                                        813-961-0944

              SHELLS SEAFOOD RESTAURANTS, INC.
               REPORTS SECOND QUARTER RESULTS

	TAMPA, FL, July 25, 2003 - Shells Seafood Restaurants, Inc. (OTC Bulletin Board: SHLL) today reported net income for the second quarter ended June 29, 2003 of $244,000 or $0.02 per share, compared to net income for the second quarter ended June 30, 2002 of $659,000 or $0.06 per share. Net income for the 26 weeks of 2003 was $1,028,000 or $0.09 per share based on 11,414,000 diluted common shares outstanding. In comparison, net income for the 26 weeks of 2002 was $1,585,000 or $0.16 per share based on 9,790,000 diluted common shares.

The results for the 26-week periods of 2003 and 2002 included non-recurring income of $160,000 and $212,000, respectively. Non-recurring income for the second quarter and the first 26-week period of 2003 included a reduction in reserves for workers' compensation funding of $197,000, offset in part by a $36,000 inventory write down. Non-recurring income for 2002 related to the second quarter recognition of $318,000 in additional income tax refunds, offset in part by the first quarter recognition of $106,000 in imputed interest. Exclusive of these non-recurring items in 2003, net income for the second quarter and the first 26-week period of 2003 were $83,000 or $0.01 per share diluted and $867,000 or $0.08 per share diluted, respectively. Exclusive of these non-recurring items in 2002, net income for the second quarter and the first 26-week period of 2002 were $341,000 or $0.03 per share diluted and $1,373,000 or
$0.14 per share diluted, respectively.

Revenues for the second quarter of 2003 decreased by 4.9% to $11,901,000 from $12,509,000 in the comparable period in 2002. Same store sales for the second quarter of 2003 declined 2.3% from the comparable quarter in 2002. Revenues for the 26-week period of 2003 decreased by 6.5% to $24,913,000 from $26,637,000 in the comparable period in 2002. Same store sales for the 26-week period in 2003 decreased 4.0% from the comparable period in 2002. The Company operated 28 restaurants as of the second quarter ended 2003 compared to 29 restaurants at the end of the comparable quarter of 2002.

"Shells has made significant strides over the past two years, yet our sales remain soft," said CEO Leslie Christon, who joined the Company earlier this month. "We are focused on increasing guest traffic by improving their dining experience, from adding new flavor profiles to improving the atmosphere in our restaurants. The commitment and energy level of our teams to make this happen is impressive."

"We will attack performance one guest at a time by focusing on delicious seafood, generous portions and great service in a fun and well-kept setting," the casual dining veteran added.
"Today's customers demand nothing less."

The Company currently manages and operates 28 full service, neighborhood seafood restaurants in Florida under the name "Shells". Shells restaurants feature a wide selection of seafood items, including shrimp, oysters, clams, scallops, lobster, crab, and daily fresh fish specials, cooked to order in a variety of ways: steamed, sauteed, grilled, blackened and fried. Shells restaurants also offer a wide selection of signature pasta dishes, appetizers, salads and desserts.

In addition to seasonal fluctuations, the Company's quarterly and annual operating results are affected by a wide variety of other factors that could materially and adversely affect revenues and profitability, including changes in consumer preferences, tastes and eating habits; increases in food and labor costs; national, regional and local economic and weather conditions; promotional timings and seasonality; demographic trends and traffic patterns; changes in travel and tourism tendencies, particularly in light of world events; competition from other restaurants and food service establishments; and the timing, costs and charges relating to restaurant openings and closings. As a result of these and other factors, the Company may experience material fluctuations in future operating results on a quarterly or annual basis, which could materially and adversely affect its business, financial condition, operating results, and stock price. Furthermore, this press release and other documents filed by the Company with the Securities and Exchange Commission ("SEC") contain certain forward-looking statements with respect to the business of the Company and the industry in which it operates. These forward-looking statements are subject to certain risks and uncertainties, including those mentioned above, which may cause results to differ significantly from these forward-looking statements. An investment in the Company involves various risks, including those mentioned above and those which are detailed from time-to-time in the Company's SEC filings.

                                     SHELLS SEAFOOD RESTAURANTS, INC.
                                  CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (In thousands, except per share data)

                                                         --------------------------------------------------
                                                                             (Unaudited)
                                                         --------------------------------------------------
                                                          13 Weeks     13 Weeks     26 Weeks     26 Weeks
                                                            Ended        Ended        Ended        Ended
                                                          June 29,     June 30,     June 29,     June 30,
                                                            2003         2002         2003         2002
                                                         -----------  -----------  -----------  -----------
Revenues                                                  $  11,901    $  12,509    $  24,913    $  26,637
                                                         -----------  -----------  -----------  -----------
Costs and expenses:
   Cost of sales                                              3,927        4,245        8,150        8,915
   Labor and other related expenses                           3,496        3,743        7,353        7,839
   Other restaurant operating expenses                        2,880        2,683        5,709        5,713
   General and administrative expenses                          874          963        1,714        1,788
   Depreciation and amortization                                263          279          524          555
   Provision for impairment of goodwill                         -             52          -            103
                                                         -----------  -----------  -----------  -----------
Income from operations                                          461          544        1,463        1,724

Interest expense, net                                          (115)        (118)        (238)        (308)
Other expense                                                   (32)         (27)         (53)         (27)
                                                         -----------  -----------  -----------  -----------
Income before elimination of minority partner
   interest and income taxes                                    314          399        1,172        1,389
Elimination of minority partner interest                        (70)         (58)        (144)        (122)
                                                         -----------  -----------  -----------  -----------
Income before provision for income taxes                        244          341        1,028        1,267
Income tax benefit                                              -            318          -            318
                                                         -----------  -----------  -----------  -----------
Net income                                                $     244    $     659    $   1,028    $   1,585
                                                         ===========  ===========  ===========  ===========

Net income per share of common stock:
   Basic                                                  $    0.05    $    0.15    $    0.23    $    0.36
   Diluted                                                $    0.02    $    0.06    $    0.09    $    0.16


Average number of weighted common shares outstanding:
   Basic                                                      4,562        4,454        4,508        4,454
   Diluted                                                   11,466       11,195       11,414        9,790


                                    SHELLS SEAFOOD RESTAURANTS, INC.
                                        (Dollars in thousands)

                                               ------------------------------------------------
                                                               (Unaudited)
                                               ------------------------------------------------
                                                 13 Weeks    13 Weeks    26 Weeks    26 Weeks
                                                  Ended       Ended       Ended       Ended
                                                 June 29,    June 30,    June 29,    June 30,
                                                  2003        2002        2003        2002
                                                ----------  ----------  ----------  ----------
System-wide sales:
   Company-owned restaurants (1)                $  11,859   $  12,466   $  24,827   $  26,547
   Licensed restaurants (2)                         1,571       2,154       3,584       4,546
                                                ----------  ----------  ----------  ----------
Total                                           $  13,430   $  14,620   $  28,411   $  31,093
                                                ==============================================

Number of restaurants at end of period:
   Company-owned restaurants (1)                                               24          25
   Licensed restaurants (2)                                                     4           4
Total                                                                          28          29
Balance sheet data:
   Cash                                                                 $   2,253   $   2,628
   Working capital (deficiency)                                            (1,903)     (2,726)
   Total assets                                                            14,206      15,677
   Stockholders' equity                                                     3,245       3,061



(1) Includes one joint venture restaurant in which the Company has a 51% equity interest.
(2) includes one restaurant that was closed between March 3 and June 23, 2003 due to a fire.

<END>